UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure

     Registrant announces it’s next Chief Financial Officer, as described in Registrant’s news release dated March 22, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
	Exhibit No.	Document
	99.1	Press Release issued by the Registrant dated March 22, 2007
detailing the announcement of their next Chief Financial Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	March 22, 2007	/s/ William M. Steul
William M. Steul, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Press Release issued by the Registrant dated March 22, 2007 detailing the announcement of their next Chief Financial Officer.

Exhibit 99.1

EATON VANCE CORP. ANNOUNCES ROBERT J. WHELAN

TO BECOME NEXT CHIEF FINANCIAL OFFICER

BOSTON, March 22, 2007 – Eaton Vance Corp. announced today that Robert J. Whelan, 45, will join the Company next month as Vice President and Director of Finance and is to become Chief Financial Officer upon the retirement of William M. Steul in October. Mr. Steul has been Chief Financial Officer since joining the Company in 1994 and will retire at the end of fiscal 2007 under the Company’s mandatory retirement policy for senior officers.

“We are delighted to attract a financial professional of Bob's experience and stature to join Eaton Vance in this important role,” said Thomas E. Faust Jr., President of Eaton Vance Corp. “I look forward to Bob’s oversight of the finance function and his contributions to the broader leadership of the Company in the years ahead.”

Since 2004 Mr. Whelan has been the Executive Vice President and Chief Financial Officer of Boston Private Wealth Management Group, where he is responsible for all financial functions of the company and its thirteen subsidiaries and is a member of the Executive Committee. Before joining Boston Private, he was the Senior Vice President and Chief Financial Officer of MFS Investment Management. Previously he was an executive at BankBoston and at Deloitte & Touche Consulting Group. Mr. Whelan holds a B.A. from Bowdoin College and an M.B.A. from the Harvard Graduate School of Business Administration.

Eaton Vance Corp., a Boston-based investment management firm with $135.5 billion of assets under management on January 31, 2007, is traded on the New York Stock Exchange under the symbol EV.